AMENDMENT NO. 1

TO THE

SUPPLEMENTAL RETIREMENT PLAN

FOR EMPLOYEES OF

WEBSTER BANK

The Supplemental Retirement Plan for Employees of Webster Bank, as amended and restated on October 22, 2007 effective as of January 1, 2005, is hereby amended as follows:

(1) Effective as of the date of adoption of this amendment, Article III of the Plan is amended by adding a new Section 3.2(c) thereto to read as follows:

(c) Notwithstanding the above, if a Vesting Change in Control occurs and the employment of a Participant is terminated other than for Cause or Disability, or the Participant terminates his or her employment for Good Reason, during the two year period following the Vesting Change in Control, then the Participant shall become vested and shall have a nonforfeitable right to receive his or her entire Supplemental Retirement Income under the Plan.

For purposes of this Section 3.2(c):

(i) "Cause" shall mean:

(A) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness or following the Participant's delivery of a notice of termination for Good Reason), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer of the Corporation that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant's duties; or

(B) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Corporation.

For purposes of this subsection (c)(i), no act, or failure to act, on the part of the Participant shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority (A) given pursuant to a resolution duly adopted by the Board of Directors or, if the Corporation is not the ultimate parent corporation of its affiliated companies and is not publicly-traded, the board of directors of the ultimate parent of the Corporation (the "Applicable Board"); (B) upon the instructions of the Chief Executive Officer of the Corporation or a senior officer of the Corporation; or (C) based upon the advice of counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Applicable Board at a meeting of the Applicable Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel for the Participant, to be heard before the Applicable Board), finding that, in the good faith opinion of the Applicable Board, the Executive is guilty of the conduct described in subsection (c)(i)(A) or subsection (c)(i)(B) above, and specifying the particulars thereof in detail.

(ii) "Disability" shall mean the absence of the Participant from the Participant's duties with the Corporation on a full-time basis for one hundred eighty (180) consecutive business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Participant or the Participant's legal representative.

(iii) "Good Reason" shall mean:

(A) the assignment to the Participant of any duties inconsistent in any respect with the Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by any agreement between the Corporation and the Participant, or any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

(B) any failure by the Corporation to provide the Participant the compensation or benefits required by any agreement between the Corporation and the Participant, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Corporation promptly after receipt of notice thereof given by the Participant;

(C) the Corporation's requiring the Participant to be based at any office or location other than as provided in any agreement between the Corporation and the Participant, or the Corporation's requiring the Participant to travel on Corporation business to a substantially greater extent than required immediately prior to the Vesting Change in Control;

(D) any purported termination by the Corporation of the Participant's employment otherwise than as expressly permitted by any agreement between the Corporation and the Participant; or

(E) any failure by the Corporation to cause any successor to all or substantially all of its business and/or assets to assume expressly and agree to perform the obligations of the Corporation under any agreement between the Corporation and the Participant.

For purposes of this subsection (c)(iii), any good faith determination of "Good Reason" made by the Participant shall be conclusive. The Participant's mental or physical incapacity following the occurrence of an event described above in subsections (c)(iii)(A) through (c)(iii)(E) shall not affect the Participant's ability to terminate employment for Good Reason.

(iv) "Vesting Change in Control" shall mean:

(A) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (I) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (II) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (c)(iv)(A), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Corporation, (II) any acquisition by the Corporation, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company, or (IV) any acquisition pursuant to a transaction which complies with clauses (I), (II) and (III) of subsection (c)(iv)(C); or

(B) Any time at which individuals who, as of the date of the amendment and restatement of this Plan, constituted the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(C) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its subsidiaries (each a "Business Combination"), in each case, unless, following such Business Combination: (I) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be; (II) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination; and (III) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(2) All section numbers and cross references thereto are appropriately amended to effectuate the intention of the foregoing amendment.

Dated this day of , 20 .

Witness: WEBSTER BANK, NATIONAL ASSOCIATION

_______________________ By__________________________

Its